INSIDER TRADING POLICY

JUNE 2020

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INSIDER TRADING POLICY

A.
OBJECTIVES

a.
Promote an adequate protection of IFS’s investors, through applicable guidelines when deciding to trade (buy or sell) Securities from IFS Group by the persons with access to Relevant Information or Privileged Information relating to IFS Group.

b.
Ensure the correct use of Privileged Information and the compliance with the policies and good practices in the purchase/sale of the IFS Group securities.

c.
Ensure compliance with local and international regulations applicable to IFS regarding the improper use of Privileged Information.

B.
REGULATORY FRAMEWORK

The regulatory framework of the Policy is comprised of the applicable provisions from the Securities Exchange Act of 1934, provisions of the “Texto Único Ordenado” of the Securities Market Law (Ley del Mercado de Valores), approved by Supreme Decree N° 093-2002-EF, and the corresponding regulations issued by the SMV.

C.
SCOPE OF THE POLICY

The Policy applies to all Covered Persons, Control Persons and Employees, holding Privileged Information, which IFS and the Subsidiaries will supervise to ensure it’s compliance.

D.
RESPONSIBILITIES

Department	Responsibilities
Board of Directors
▪
Approve and supervise the compliance of the Policy.
▪
Approve and execute the necessary actions that avoid abuse of Privileged Information.
▪
Approve the proposed sanctions by the Audit Committee for violations related to this Policy.

Chief Executive Officer (CEO)	▪ Guarantee, the resources and the appropriate organization for the proper management of compliance of the Policy as requested by the Board of Directors.
IFS Audit Committee	▪ Determine the appropriate sanctions for said violations of this Policy based on what the CCO proposes ▪ Authorize all requests for the purchase/sale of Securities by IFS Group of the CCO.
Covered Persons	▪ Comply with the Policies established in this document. ▪ Comply with the Blackout Periods and Quiet Periods.
Control Persons
▪
Comply with the Guidelines established in this document.
▪
Comply with Blackout Periods and Quiet Periods.
▪
Request authorization from the CCO and the immediate supervisor to purchase/sell securities of IFS and their Subsidiaries.
▪
Communicate to the CCO which persons of their team have access to Privileged Information.

IFS Managers	▪ Inform the CCO of anyt new admissions of Covered Persons in their corresponding department or under their management.
Legal Management of IFS	▪ Must share with the CCO a copy of the meeting minutes of Board of Directors’ Meetings and Shareholders’ Meetings where directors and executive officers of IFS have been appointed.

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Department	Responsibilities
Investor Relations Management	▪ Inform via the IFS website about the Quiet Periods, for investors' knowledge and the CCO.
Corporate Finance Management of IFS	▪ Communicate Relevant Information of the IFS to the CCO.
Chief Compliance Officer (CCO)
▪
Maintain a record with the updated list of all included Covered Persons and Control Persons.
▪
Supervise the compliance of the Policies in this document and inform the Board of Directors of any incidents which they may deem necessary..
▪
Authorize requests of purchase/sale of Securities of IFS and it´s Subsidiaries by Control Persons. In the absence of the CCO, this shall be done by Interbank´s BSA Officer
▪
Inform Covered Persons, Control Persons of IFS and Regulatory Compliance Officers of the Subsidiaries of Blackout Periods and Quiet Periods.
▪
Keep a record of the authorizations given to Control Persons.
▪
Inform the Audit Committee of situations where violations have been committed and suggest the appropriate sanctions in violation of this policy
▪
Address queries related to the Policies established in this document.
▪
Establish control measures for the purchase/sale of securities carried out by the Control Persons comprised and established by this document.
▪
Evaluate the need of creating of an Ethical Wall in IFS and, if applicable, determine it’s creation.
▪
Review and update, when applicable, this document, at least every eighteen (18) months, or when a change that impacts the Policies in this present document. Any modification or update of this document shall be approved by the Board of Directors of IFS.
▪
Supervise the monthly monitoring of the purchase/sale of IFS Group Securities.
▪
Manage training sessions on the Policies established herein for current and new employees of IFS and its Subsidiaries...

BSA Officer in the Subsidiaries
▪
Identify all Control Persons in each Subsidiary and provide this list to the CCO.
▪
May also identify and/or appoint the Covered Persons in each Subsidiary and will provide this list to the CCO.
▪
Inform the CCO the identification and/or appointment of Covered Persons in each Subsidiary carried out by another officer.
▪
Inform the CCO in the event that a national or international issuance is carried out.
▪
On a monthly basis send the list of Covered Persons and Control Persons to the CCO.
▪
Review and identify any risk of breach of the Policy and communicate in a timely manner to the CCO in regards to the situation.Recommend to the CCO the measures that, in its opinion, should be adopted in the event of an abusive or unfair use of Privileged Information.
▪
Share the Policy with all the Employees of their company.
▪
Conduct a monthly review of the compliance of the Policy Confirm in writing that Covered Persons and Control Persons have read and understood the terms of the Policy.
▪
Evaluate the need of creating of an Ethical Wall in IFS and, if applicable, determine it’s creation. and inform it to the CCO.
▪
Supervise the monthly monitoring of the purchase/sale of of IFS Group securities.

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Department	Responsibilities
▪ Inform the CCO about the results.
Senior Compliance Analyst (Senior CA) of IFS
▪
Update, on a monthly basis, the list of Covered Persons and Control Persons.
▪
Perform monthly monitoring of the purchase/sale of IFS Group securities versus theregistration of authorizations.
▪
Monitor compliance of the Blackout Periods by the Covered Persons and Control Persons.

Senior Accounting Analyst (IFS)	▪ Provide monthly movement patterns of purchase/sale of Securities of IFS to the Senior Compliance Analyst.
Employees
▪
Comply with the Policies established in this document..
▪
Report through the whistleblower channel and/or seek guidance with the Regulatory Compliance Officer and/or immediate supervisor in any situation that could be perceived as irregular or inappropriate.

E.
GENERAL GUIDELINES

Material Information of IFS Group

All Covered Persons may access, incidentally or in the normal course of their work with IFS Group, to Privilaged Information of IFS Group, which is not yet in the public domain yet. Said person has the obligation of not using this privileged position in their own direct or indirect benefit, or for the benefit of third parties. Thus, said person is responsible for understanding this Policy and following its guidelines.

Covered Persons and Control Persons must use the Privileged Information, which they have access due to performance of their duties, only for the appropiate purposes and not for personal gain or benefit.

It is the obligation of Control Persons to inform the CCO and/or the Compliance Officer of their respective Subsidiary, about any situation that is known to them which , they implies that a third party has had knowledge, or that due to the fulfillment of their functions will have knowledge, of Privileged Information. The respective Control Person must arrange for said third party to sign a confidentiality agreement, in the same terms of the document attached to the Procedures of the Policy, regarding the Privileged Information to which they have access, and must also declare their subjection to the responsibilities and prohibitions established in the Policy.

Certificate

A copy of this Policy will be provided to all the persons identified as Covered Persons of IFS Group, Control Persons and other persons who may have access to Privileged Information, as the case may be. The recipient must declare in writing that they have read and understand the terms of the Policy, according to the means contemplated by the Procedures of the Policy. Said statement must be sent to the CCO of IFS, through the BSA Officer of the corresponding company.

Confidentiality of Privileged Information

▪
All Covered Persons must act with caution to preserve the confidentiality of said information. Any person with access to Privileged Information who shares it with another person will be equally responsible, as the person who receives the Privileged Information, for the improper use thereof.

▪
In order to reduce the possibility that Privileged Information be inadvertently disclosed:

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Covered Persons must refrain from discussing information related to IFS Group in public places where someone could listen to these conversations.
-
Covered Persons must treat the Relevant Information and/or Privileged Information as confidential and they must not discuss it with any other person who does not have the need to know the information for labor, legal or business purposes.
-
Covered Persons who become aware of any leak of Privileged Information, which contravenes the Policy, must immediately inform the CCO of IFS about said leak or report it through the whistleblower channel of IFS or of the subsidiary.

In order to prevent the disclosure of Privileged Information about a customer, borrower, investment, acquisition goal or seller beyond the people who work on a particularly reserved matter, the subsidiary’s finance department may request the BSA Officer of the subsidiary the creation and establishment of what is known as an “Ethical Wall” around an operation or issue.

The Covered Persons who are part of IFS Group who deem it necessary to establish an ethical wall in a certain situation must consult with the BSA Officer of the subsidiary in which they work.

In the event than an Ethical Wall has been established in a subsidiary, the BSA Officer thereof will inform the CCO of IFS.

Additional restrictions applied to Control Persons with access to Privileged Information

To minimize the risk of a breach of this Policy, purchases, sales and other operations involving IFS Group Securities, made by Control Persons with access to Privileged Information, must be previously authorized.

Previous approval procedure

Before starting any operation with IFS Group Securities, Control Persons with access to Privileged Information must submit to the CCO of IFS an approval request, as detailed in the Guidelines of this Policy. Requests for approval must be sent by email. If an operation is approved, the authorized person must enter the order to trade Securities of IFS Group in a period not exceeding two (2) business days following the date of approval and the trading must be carried out within a period not exceeding ten (10) business days following the date the order was entered, unless a Blackout Period begins before said term. Expiration of these terms periods, a new request for approval must be submitted. The BSA Officer of each of the Subsidiaries shall channel the respective prior approval requests to the CCO of IFS and the immediate supervisor. All the approvals will be granted by the CCO of IFS, or, failing that, by the BSA Officer of Interbank.

Blackout Periods

Covered Persons and Control Persons may not buy/sell IFS Group Securities, during the Blackout Periods reported by the CCO. Outside the Blackout Periods, Covered Persons may buy/sell IFS Group Securities, without the need to request the authorization of the CCO. Control Persons should always request authorization from the CCO to buy/sell IFS Group Securities when the Blackout Period does not apply.

Even if IFS Group is not in a Blackout Period, no Covered Person may buy or sell IFS Group Securities if they have Privileged Information.

In addition to these regularly scheduled Blackout Periods, IFS Group may impose restrictions on all or a relevant group of persons with access to Privileged Information or additional Blackout Periods during which Privileged Information exists.

Blackout Periods do not apply to:

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▪
The purchase or sale of IFS Group Securities in a “blind” trust, mutual fund, “hedge” account or similar arrangement, provided that there is no possibility of discussing or giving instructions regarding the investment of the funds managed in said investment vehicles.
▪
Other cases that may be included in this Policy.

Any Covered Person with access to Privileged Information who has questions regarding the Blackout Periods must contact the BSA Officer of the company in which they work or provide services to or the CCO of IFS.

Additional restrictions on trading by Covered Persons

Covered Persons are also prohibited from participating in the following operations with the IFS Group Securities:

▪
Trading on a short-term basis; all the IFS Group Securities must be maintained for a minimum term of three (3) months, computed from the last operation carried out by the Covered Person which has involved any of the IFS Group Securities. The trading restriction comprises all the IFS Group Securities owned by the Covered Person;
▪
Purchases, or sales, on margin;
▪
Short sales (namely, the sale shares that are not owned at the time of sale); and,
▪
Purchase or sale of put or call options.

Restrictions on trading by persons with potential access to privileged information

No person with potential access to Privileged Information may buy or sell IFS Group Securities if they become aware of any Privileged Information.

Every Employee, regardless of their position inside IFS Group, by the mere fact of having knowledge of Privileged Information, will be subject to this Policy and to strict legal rules that govern the improper use thereof. Any person who has doubts on whether they have knowledge of Privileged Information regarding IFS Group must contact the BSA Officer of the company in which they work or to which they provide services, or the CCO of IFS.

F.
INSIDER TRADING PROHIBITIONS

Insider Trading involves trading of securities using confidential inside information. According to the rules applicable to IFS Group related to Insider Trading, a person trades based on Privileged Information regarding a security or a company if the person making the purchase or sale had knowledge of Privileged Information when the person made the purchase or sale.

No trading of Securities of IFS Group based on Privileged Information

▪
No Covered Person should buy or sell the IFS Group Securities, or otherwise advise or assist any third party in the trading of IFS Group Securities, if they have become aware of Privileged Information.
▪
Similarly, if an Employee obtains Privileged Information about another company, due to the performance their functions in IFS Group, it is prohibited by this Policy, to trade the securities of said company.
▪
The information that has been disclosed to the public through the appropiate channels, but has not been yet absorbed by the investors and the financial community, should continue to be considered as Privileged Information and an illegitimate basis for trading securities.

According to the Securities Market Law (LMV, for its initials in Spanish), it is prohibited for the persons who hold Privileged Information to:

a.
Disclose1 to, or share the information with other persons until it is disclosed to the market;

1 According to SMV Resolution N° 005-2012-SMV-01, the term disclose shall mean the action of releasing or making available privileged information, by any means, unless it is made in the normal development of their work, profession or duties.

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b.
Recommend2 the carrying out of operations with securities in respect of which there is Privileged Information; and,
c.
Make improper use, directly or indirectly, for their own benefit or for the benefit or that of third parties, Privileged Information.

Futhermore, these persons are obliged to ensure that their subordinates abide by these prohibitions. In addition to the contractual obligations regarding the reservation and confidentiality of the information to which they have access, Covered Persons must not disclose Privileged Information -directly or indirectly- to other Covered Persons, Employees and/or persons not related to IFS Group, unless the occasion warrants it, it does not imply the breach of the Policy and the person who receives the Privileged Information has signed a confidentiality agreement and/or has stated to have read and understood the Policy, as provided in the Policy Procedures.

In addition, the persons who have access to Privileged Information must protect it and do not share it with any third party, including their spouse, parents and children.

.

G.
POTENTIAL SANCTIONS AND LIABILITIES

Any breach of the Policy is considered a very serious offense that may be subject to a sanction, which can range from a warning to the termination of employment of the Employee. Anyone who becomes aware of a breach of the Policy must immediately report it to their direct supervisor, the CCO and/or through the existing whistleblower channels.

Likewise, failure to comply with the Policy and the regulatory framework described in section B above may have legal consequences. Among these are the administrative sanctions that may be imposed by the SMV, as well as the imputation of crimes established in the Penal Code and the initiation of civil actions.

For its part, the U.S. Securities and Exchange Commission is able to impose sanctions for damages caused by infringements the Insider Trading regulations, which can include the imposition of fines, filling of civil and criminal charges, professional disqualification and/or imprisonment.

2 According to SMV Resolution N° 005-2012-SMV-01, the term recommend shall mean the action of advising, based on privileged information, another person so that they carry out operations with securities or cause a third party to carry them out.

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H.
DEFINITIONS

The meaning of the phrases and terms used in this Policy:

“Blackout Period” means the period that begins in the month after the closing of the accounting quarter (April 1, July 1, October 1 and January 1) and during which Covered Persons and Control Persons may not purchase or sell securities of IFS and its Subsidiaries, through their personal accounts or third parties’ accounts. This period ends two (2) business days after the issuance of the quarterly financial statements of IFS or its Subsidiaries, as applicable.”.

“CCO” is the Chief Compliance Officer of IFS.

“Control Persons” are the people who, in addition to having access to Privileged Information, have the authority and influence to make decisions that may impact the financial statements and/or strategies of IFS and/or the Subsidiaries. They are:

▪
Directors.
▪
CEO
▪
Executive Officers.

“Covered Persons” means the persons or Employees who, due to the position they occupy and/or the characteristics of the role they play, may have access to Privileged Information.

The following persons are presumed to have Privileged Information, unless proven otherwise:

i.
IFS directors and managers;
ii.
The directors and managers of the companies Related to IFS; and,
iii.
Shareholders who individually or jointly with their spouses and relatives up to the first degree of consanguinity, own ten percent (10%) or more of the capital of IFS;

“Ethical Wall” is a mechanism designed to stop the flow of information from a department or person to another in order to maintain confidentiality or avoid conflicts of interests. Depending on the specific situation, the creation of an Ethical Wall may include procedures such as the identifying selected staff members who will have access to the issue, establishing a separate physical environment for the project with restricted access, using independent servers for the computer files and/or regularly deleting all the electronic information related to the topic, as necessary. The procedures of Ethical Wall established for a particular topic must be communicated in writing to the affected persons.

“IFS Group” is the term that includes IFS and the Subsidiaries.

“IFS” refers to Intercorp Financial Services Inc.

“LMV” refers to the Single Ordered Text (Texto Único Ordenado) of the Securities Market Law, approved by Supreme Decree 093-2002-EF.

“Material Information” refers any act, decision, agreement, fact, ongoing negotiation or information referring to IFS Group, to the IFS Group Securities or to its businesses that:

▪
have the ability to significantly influence the investment or voting decision of a reasonable shareholder;
▪
once publicly disclosed, would be expected to significantly alter the information available on the market; or,
▪
have the ability to significantly influence the liquidity and/or the price of the IFS Group Securities.

Material Information includes the information, by way of example and not exhaustive or limiting, referring to IFS Group, its businesses or one or more of the IFS Group Securities, detailed below:

▪
Changes in the decision or control unit of IFS or the Subsidiaries;
▪
Changes in the control agreements of IFS or the Subsidiaries;
▪
Mergers, divestitures, acquisitions, takeover bids, joint ventures, or changes insignificant assets; or other corporate reorganizations;
▪
Changes in expected profits or losses;

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Transfers of share packages or purchases or rescue plans;
▪
Changes in the members of the Board of Directors, Management or equivalent bodies;
▪
Auditors’ reports with qualified opinions, changes in the auditors or notification from the auditors that IFS Group will no longer able to depend on the audit report;
▪
New patents, licenses or trademarks;
▪
Contracts with the government, clients or suppliers;
▪
Default of payments in the case of debt instruments;
▪
Share repurchase or redemption plans;
▪
Payment of dividends or changes in dividend policies;
▪
Securities risk classification reports and changes in the risk classification of a security;
▪
Economic and financial restructuring, extrajudicial liquidation or bankruptcy;
▪
Purchase or disposal of assets or changes in their quality or value;
▪
Significant legal disputes;
▪
Revocation or cancellation lines of credit;
▪
Insolvency of relevant debtors;
▪
The financial statements, as well as financial projections;
▪
Information related to the offer or demand of the securities issued in the market by an issuer, including that referring to public takeouver bids and that which is available regarding purchase or sale orders to be made inside or outside centralized trading mechanisms;
▪
Valuation reports prepared by auditing companies, banks, investment banks or consulting companies in the framework of a public tender offer for exclusion.
▪
Information regarding the guarantees that secure the payment of the rights conferred on the holders of securities;
▪
Information from government entities including, among others, reports on economic trends (production, employment, exchange rate, interest rate, inflation, etc.) and economic policy decisions, with an impact on the legal, economic and financial performance of IFS or the Subsidiaries;
▪
Information referring to the equity whose sole purpose is to support the payment of the rights conferred to the holders of securities issued out of said equity, as well as information referring to a mutual fund for investment in securities and/or investment fund. The information referring to a mutual fund for investment in securities includes knowledge of changes in the quota value of the mutual fund for investment in securities before they are known to the participants;
▪
Events related to the IFS Group Securities;
▪
Financing operations, including significant increases or decreases in the amount of debt;
▪
New products, services or incursion into new markets;
▪
Results, gains or losses in business operations; and,
▪
Termination of employment or dismissals of employees.

The information may be important, regardless of whether it is positive or negative for IFS Group.

“Policy” refers to this Policy on Insider Trading.

“Privileged Information” is any information related, directly or indirectly referred to IFS Group -such as Material Information- to its businesses or to one or many of the IFS Group Securities, not disclosed to the market; and whose public knowledge, by its nature, is capable of influencing in the liquidity, price or listing of the IFS Group Securities.

It also includes the reserved information referred to in article 34 of the Securities Market Law (LMV).

For the purposes of classifying the information as privileged, the following should be considered:

a.
Information not disclosed to the market means that which has not yet been disseminated through mechanisms that allow access to said information by the general public, including the Public Registry of the Securities Market kept by the SMV, the information systems managed by the Lima Stock Exchange or any other massive means of communication. Information intended to be disclosed to the general public is is not yet considered to be public when it has only been disclosed by IFS Group within the general shareholders’ meetings or assemblies, investor groups, analysts or other participants.
b.
By information whose public knowledge, which by its nature, is capable of influencing the liquidity, price or quotation of a security, is understood as information not been yet disclosed to the market, which, if made public, would influence investment decisions made by the investors.

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The information remains “private” until it has been disclosed to the public through the appropriated channels and the investors have had sufficient time to absorb and evaluate the information– generally two (2) business days, unless the applicable laws establish a different term.

“Procedures of the Policy” refers to the Policy Procedures on Insider Trading.

“Quiet Period” is the period during which Covered Persons and Control Persons are prohibited from disclosing information that could generate an undue advantage for investors compared to the rest of the market. This period begins 20 days after the closing of each accounting quarter (April 20, July 20, October 20 and January 20) and ends at the time of the issuance of the quarterly financial statements, as applicable. The Quiet Period will be informed on the IFS website for investors’ knowledge

“Related Companies” refers to the relationship generated based on the relationship criteria established in SMV Resolution N° 019-2015-SMV-01.

“IFS Group Securities” are the transferable securities issued and guaranteed by IFS and/or the Subsidiaries, such as common shares, call options for common shares, debt securities, preferred shares, convertible bonds and options traded or not in any exchange of securities, and other instruments

“SMV” is the Superintendence of the Stock Market (Superintendencia del Mercado de Valores).

“Subsidiaries” is the term that comprises Banco Internacional de Perú S.A.A., Interseguro Compañía de Seguros de Vida S.A., Inteligo Group Corp. and any subsidiary of IFS and of said companies.

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